Exhibit 99.8

Other Exhibits

RAICE PAYKIN & KRIEG LLP

ATTORNEYS AT LAW

185 MADISON AVENUE, 10TH FLOOR

NEW YORK, NEW YORK 10016

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(212) 725-4423 o FAX (212) 684-9022

February 10, 2002

Univercell Holdings, Inc.

1 Randall Avenue

Pikesville, MD 21208

Attn: Sean Y. Fulda

Re:  Continued representation

Dear Sean:

This letter sets forth the basis upon which we have agreed to accept, on the terms and conditions described in a separate letter, 75,000 shares of your common stock in lieu of legal fees.  Those shares will be registered on Form S-8 and issued promptly after the registration statement becomes effective.

If this letter correctly sets forth your understanding, please confirm your agreement by signing in the place indicated below and returning to me one copy of this letter.

Very truly yours,

/s/ David C. Thomas

AGREED AND ACCEPTED:

UNIVERCELL HOLDINGS, INC.

By: /s/ SEAN Y. FULDA

Sean Y. Fulda

Chief Executive Officer

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